UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2016

IHS MARKIT LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-36495	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place, 25 Ropemaker Street London, England EC2Y 9LY
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +44 20 7260 2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 26, 2016, IHS Markit Ltd. (the “Company”) announced the final results of its previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) with respect to any and all of the outstanding $750.0 million aggregate principal amount of 5.000% Senior Notes due 2022 (the “Existing IHS Notes”) issued by IHS Inc. (“IHS”) held by Eligible Holders (as defined below) for (i) up to an aggregate principal amount of $750.0 million of new 5.000% Senior Notes due 2022 issued by the Company (the “New IHS Markit Notes”) and (ii) cash, which expired at 11:59 p.m., New York City time, on July 25, 2016. The Exchange Offer and the Consent Solicitation were made in connection with the merger of IHS and Markit Ltd. (the “Merger”), which was completed on July 12, 2016 and pursuant to which Markit Ltd. was renamed IHS Markit Ltd.

Pursuant to the Exchange Offer and the Consent Solicitation, the Company (i) issued to the holders of the Existing IHS Notes whose securities were accepted for exchange New IHS Markit Notes in an aggregate principal amount of $742,848,000; (ii) paid approximately $3,714,240 (or $5.00 per $1,000 principal amount of Existing IHS Notes) as a cash payment for the Existing IHS Notes accepted for exchange; and (iii) paid to holders whose Existing IHS Notes were accepted for exchange cash in an amount equal to the accrued and unpaid interest to, but not including, July 28, 2016 (the settlement date for the Exchange Offer and Consent Solicitation).

The New IHS Markit Notes are governed by an indenture dated as of July 28, 2016 (the “Indenture”) among the Company, certain of the Company’s subsidiaries and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The New IHS Markit Notes bear interest at the rate of 5.000% per year, which is payable in cash on a semi-annual basis on May 1 and November 1 of each year, commencing on November 1, 2016. The New IHS Markit Notes are the Company’s senior unsecured obligations, which rank senior in right of payment to any future subordinated indebtedness of the Company; rank equally with all of the Company’s other senior unsecured debt from time to time outstanding (including the new credit facilities that the Company and certain of its subsidiaries entered into upon consummation of the Merger (the “New Credit Facilities”) and the Company’s two series of outstanding senior unsecured notes issued in November 2015); are effectively subordinated to any of the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and are structurally subordinated to all existing and future indebtedness and other claims and liabilities, including preferred stock, of the Company’s subsidiaries that do not guarantee the New IHS Markit Notes. The New IHS Markit Notes are fully and unconditionally guaranteed, jointly and severally by each of the Company’s subsidiaries that are borrowers or guarantors under the New Credit Facilities. The New IHS Markit Notes have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any other jurisdiction. The New IHS Markit Notes were issued only to holders of Existing IHS Notes who certified that they were (i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) persons outside the United States that are not “U.S. persons” within the meaning of Regulation S under the Securities Act (such holders, “Eligible Holders”).

The terms of the New IHS Markit Notes are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to create liens over its assets, enter into certain sale and leaseback transactions and enter into mergers, consolidations, or sell or assign, transfer, lease or convey all or substantially all of its properties and assets. The Indenture also contains customary events of default. Indebtedness under the New IHS Markit Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The description above does not purport to be complete and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 7.01. Regulation FD Disclosure

On July 26, 2016, the Company issued a press release announcing the final results of the Exchange Offer and Consent Solicitation, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of July 28, 2016, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee

4.2	Form of the Company’s 5.000% Senior Notes due 2022 (included in Exhibit 4.1)

99.1	Exchange Offer Press Release, dated July 26, 2016, announcing the final results of the Exchange Offer and Consent Solicitation

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHS MARKIT LTD.

Date: July 28, 2016	By:	/s/ Todd Hyatt
	Name:	Todd Hyatt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of July 28, 2016, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee

4.2	Form of the Company’s 5.000% Senior Notes due 2022 (included in Exhibit 4.1)

99.1	Exchange Offer Press Release, dated July 26, 2016, announcing the final results of the Exchange Offer and Consent Solicitation